EXHIBIT 10.2

RESTRICTED STOCK AWARD AGREEMENT UNDER THE
MPOWER HOLDING CORPORATION 2005 LONG-TERM INCENTIVE PLAN

THIS AWARD AGREEMENT (the “Award Agreement”), is made effective as of [date] (the “Date of Grant”) between Mpower Holding Corporation, a Delaware corporation (the “Company”), and [Name] (the “Participant”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Mpower Holding Corporation 2005 Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Company desires to grant the Restricted Stock provided for herein to the Participant pursuant to the Plan and the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.  Grant of the Award.  Subject to the provisions of this Award Agreement and the Plan, the Company hereby grants to the Participant, an aggregate of [# of Shares Granted] shares of restricted stock (the “Restricted Stock”), subject to adjustment as set forth in the Plan.

2.  Incorporation of Plan.  The Participant acknowledges receipt of the Plan, a copy of which is attached hereto and represents that he is familiar with its terms and provisions. This Award Agreement and the Restricted Stock shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern.

3.  Vesting Schedule.  Unless previously vested or cancelled in accordance with the provisions of the Plan or this Award Agreement, 25% of the Restricted Stock shall vest and all restrictions shall lapse on each of the first, second, third and fourth anniversaries of the Date of Grant.

4.  Termination of Employment.  Except as otherwise provided for in Section 5 of this Award Agreement, in the event of the Participant’s termination of employment with the Company for any reason, all unvested Restricted Stock will be canceled and forfeited without consideration as of the date of such termination.

5.  Change in Control and Other Acceleration.  In the event you are terminated without cause or resign with good reason at any time after a Change of Control, all unvested shares of Restricted Stock shall immediately and fully vest and all restrictions shall lapse. For purposes of this Agreement, “Change of Control” shall have the same meaning as in the Plan. Termination without cause and resignation for good reason are defined in Section 14. Further, the Company in its absolute discretion at any time may accelerate the vesting of any portion of the shares of Restricted Stock awarded pursuant to this Award Agreement.

6.       Transfer of Shares.  As soon as practicable after the Award Date, the Company will record the Restricted Stock in book form with the Company’s stock transfer agent subject to the terms and conditions set forth in the Plan and this Award Agreement. As soon as practicable after the shares of Restricted Stock shall have vested in the manner set forth in Paragraphs 3 or 5, the Company will have the shares listed in street name with a brokerage company of the Company’s choice, free of any restrictions imposed pursuant to this Agreement. In no event shall the shares be so listed unless and until the shares have vested and all other terms and conditions in this Agreement have been satisfied. By accepting the Restricted Stock, the Employee irrevocably nominates and appoints the Secretary of the Company as agent (the “Agent”) for purposes of surrendering or transferring the Restricted Stock to the Company upon any forfeiture or transfer required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive the Employee’s death. In addition, it is intended as a durable power and will survive the Employee’s disability.

7.       Nontransferability of Restricted Stock.  Unless the Company determines otherwise on or after the Date of Grant, Restricted Stock shall not be transferable other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Company may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of Restricted Stock for no consideration (i) to the Participant’s family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of the American Stock Exchange or any other exchange that lists the Common Stock (collectively, “Permitted Transferees”). Any Restricted Stock transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

8.       Rights as a Stockholder.  The Participant shall have, with respect to the Restricted Stock, all the rights of a stockholder of the Company, including, if applicable, the right to vote the Restricted Stock and to receive any cash dividends, subject to the restrictions set forth in the Plan and this Award Agreement.

9.       Dividends and Distributions.  Any Common Stock or other securities of the Company received by the Participant as a result of a distribution to holders of Restricted Stock or as a dividend on the Restricted Stock shall be subject to the same restrictions as such Restricted Stock, and all references to Restricted Stock hereunder shall be deemed to include such Common Stock or other securities.

10.      Legend on Certificates.  The Company may cause a legend or legends to be put on certificates representing the Common Stock covered by the award of Restricted Stock to make appropriate reference to such restrictions as the Company may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists such Common Stock, and any applicable federal or state laws.

11.      No Entitlements.

(a) No Right to Continued Employment.  This award is not an employment agreement, and nothing in this Award Agreement or the Plan shall (i) alter the Participant’s status as an “at-will” employee of the Company, (ii) be construed as guaranteeing the Participant’s employment by the Company or as giving the Participant any right to continue in the employ of the Company during any period (including without limitation the period between the Date Of Grant and the applicable vesting date in accordance with Section 3) or (iii) be construed as giving the Participant any right to be reemployed by the Company following any termination of Employment.

(b) No Right to Future Awards.  This award of Restricted Stock and all other equity-based awards, are discretionary. This award does not confer on the Participant any right or entitlement to receive another award of Restricted Stock or any other equity-based award at any time in the future or in respect of any future period.

(c) No Effect on Future Employment Compensation.  The Company has made this award of Restricted Stock to the Participant in its sole discretion. This award does not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year, and does not diminish in any way the Company’s discretion to determine the amount, if any, of the Participant’s compensation. In addition, this award of Restricted Stock is not part of the Participant’s base salary or wages and will not be taken into account in determining any other employment-related rights the Participant may have, such as rights to pension or severance pay.

12.      Taxes and Withholding.  No later than the date as of which an amount first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to the Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, in accordance with rules and procedures established by the Company, the minimum required withholding obligations may be settled in Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligation of the Company under this Award Agreement shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant (including with respect to the Restricted Stock).

13.      Securities Laws.  In connection with the grant or vesting of the Restricted Stock the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Award Agreement.

14.      Definitions.

(a) “Cause” shall mean the occurrence of any of the following events: (i) Participant’s willful material violation of any law or regulation applicable to the business of the Company; (ii) Participant’s conviction of, or plea of “no contest” to, a felony; (iii) any willful perpetration by Participant of an act of moral turpitude or common law fraud whether or not related to Participant’s activities on behalf of the Company; (iv) any act of gross negligence by Participant in the performance of Participant’s duties as an employee; (v) any violation of the “Standards of Conduct” set forth in the Company’s employee manual, as in effect from time to time; or (vi) any willful misconduct by Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

(b)  “Good Reason” shall mean the occurrence of any of the following events: (i) a material adverse change in the Participant’s title or duties in effect on the effective of the Change of Control; (ii) a material reduction in your Fixed Salary or Annual Bonus opportunity in effect on the effective date of the Change of Control; or (iii) the relocation of the Participant’s principal place of business to a location that is more than 35 miles from the Participant’s principal place of business on the effective date of the Change of Control.

15.      Miscellaneous Provisions.

(a) Notices.  Any notice necessary under this Award Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b) Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Award Agreement.

(c) Counterparts.  This Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d) Entire Agreement.  This Award Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e) Amendments.  The Board or the Company shall have the power to alter or amend the terms of the Restricted Stock as set forth herein from time to time, in any manner consistent with the provisions of Section 15 of the Plan, and any alteration or amendment of the terms of the Restricted Stock by the Company shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Restricted Stock in any manner that is consistent with the Plan and approved by the Company.

(f) Successor.  Except as otherwise provided herein, this Award Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 7.

(g) Choice of Law.  Except as to matters of federal law, this Award Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (other than its conflict of law rules).

15.	Miscellaneous Provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

MPOWER HOLDING CORPORATION

By: ___________________________________
Name: _________________________________
Title: __________________________________

Agreed and acknowledged as
of the date first above written:

_____________________
[Name]